                                                                    EXHIBIT 4.12


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                             PARTICIPATION AGREEMENT
                                 (2000-2 747-1)

                          Dated as of December 14, 2000

                                      Among

                             UNITED AIR LINES, INC.,
                                     Owner,

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                               in its capacity as
                     Pass Through Trustee under each of the
                         Pass Through Trust Agreements,

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                             as Subordination Agent

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
               In its Individual Capacity and as Indenture Trustee

                                   ----------

                             United Air Lines, Inc.
                        One Boeing Model 747-422 Aircraft
                      Bearing U.S. Registration No. N119UA

                                   ----------


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



                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  Certain Definitions...............................................2

SECTION 2.  Purchase of Equipment Notes.......................................2

SECTION 3.  Equipment Notes...................................................3

SECTION 4.  Conditions........................................................4
         (a)      Conditions Precedent........................................4
         (b)      Conditions Precedent to the Obligations of Owner............4

SECTION 5.  Owner's Representations, Warranties and Indemnities...............4

SECTION 6.  Representations, Warranties and Covenants........................13

SECTION 7.  Other Documents..................................................19

SECTION 8.  Notices; Consent to Jurisdiction.................................19

SECTION 9.  Miscellaneous....................................................20

                                    SCHEDULES

SCHEDULE I      -    Names and Addresses

SCHEDULE II     -    Equipment Notes, Noteholders and Original Principal Amount

SCHEDULE III    -    Description of Pass Through Trust Agreements

                     PARTICIPATION AGREEMENT (2000-2 747-1)


                  THIS PARTICIPATION AGREEMENT (2000-2 747-1) dated as of December 14, 2000 (this "Agreement") among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Owner"), (ii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise provided herein, but solely as trustee under each of the Pass Through Trust Agreements (as defined below), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee (the "Indenture Trustee") under the Indenture (as defined below) and (iv) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as subordination agent and trustee (the "Subordination Agent") under the Intercreditor Agreement (as defined below).


                                   WITNESSETH:

                  WHEREAS, Owner is the owner of the Boeing Model 747-422 aircraft more particularly described in the initial Indenture Supplement dated the Closing Date for which it desires to obtain financing;

                  WHEREAS, pursuant to the Trust Indenture and Mortgage (2000-2 747-1) dated as of December 14, 2000 (the "Indenture") between Owner and the Indenture Trustee, Owner proposes to issue up to four Series of Equipment Notes (or, if Series D Equipment Notes are issued, five Series of Equipment Notes) in the form set forth in Exhibit A to the Indenture, which Equipment Notes are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Indenture by the Owner in favor of the Indenture Trustee;

                  WHEREAS, the Series A-1, Series A-2, Series B and Series C Equipment Notes will be issued on the Closing Date to the Subordination Agent as nominee for the Pass Through Trustee for the applicable Pass Through Trust as evidence of the Owner's indebtedness to each such Pass Through Trustee;

                  WHEREAS, Owner has the option to issue Series D Equipment Notes at any time on or after the Closing Date to such holder as may be identified in a supplement to this Participation Agreement;

                  WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the supplements thereto set forth in Schedule III hereto (the "Pass Through Trust Agreements"), on

                                        [Participation Agreement (2000-2 747-1)]

the Closing Date a separate grantor trust (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of credit enhanced pass through certificates pursuant thereto (collectively, the "Pass Through Certificates") to provide a portion of the financing of the Aircraft;

                  WHEREAS, the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Pass Through Trustee to purchase from the Owner, on behalf of each Pass Through Trust, the Series A-1, Series A-2, Series B and Series C Equipment Notes, respectively, issued under the Indenture and bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "Liquidity Provider"), has entered into three revolving credit agreements (each, a "Liquidity Facility"), in each case for the benefit of the holders of the Pass Through Certificates of the United Air Lines 2000-2A-1 Pass Through Trust, the United Air Lines 2000-2A-2 Pass Through Trust, the United Air Lines 2000-2B Pass Through Trust and the United Air Lines 2000-2C Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustees, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"); and

                  WHEREAS, capitalized terms are used herein as defined in
Section 1 hereof.

                  NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                  SECTION 1. Certain Definitions. The terms "Owner," "Pass Through Trustee," "Subordination Agent," "Liquidity Provider" and the "Indenture Trustee" shall have the further meanings attributed thereto in the Indenture and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Indenture. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

                  SECTION 2. Purchase of Equipment Notes. (a) Subject to the satisfaction or waiver of the conditions set forth herein and in the Note Purchase Agreement on the date hereof or on such other date agreed to by the parties hereto (the "Closing Date"):

                                        [Participation Agreement (2000-2 747-1)]

                           (i) the Pass Through Trustee for each Pass Through Trust shall pay to the Owner the purchase price set forth on Schedule II hereto of the Equipment Note being issued to such Pass Through Trust;

                           (ii) the Owner shall issue, pursuant to Article 2 of the Indenture, to the Subordination Agent, as nominee for the Pass Through Trustee for each of the Pass Through Trusts, an Equipment Note of the maturity and principal amount and bearing the interest rate set forth on Schedule II hereto opposite the name of such Pass Through Trust.

                  (b) Owner shall, subject to the confirmation of the Rating Agencies, have the option to elect at any time on or after the Closing Date to issue Series D Equipment Notes on the terms specified herein, in the Indenture and in the Intercreditor Agreement. In the event Owner elects to issue such Series D Equipment Notes, Owner will arrange for the purchase of such Equipment Notes by lender(s) other than the Pass Through Trusts (such lender or lenders being herein referred to as the "Initial Series D Noteholders") and, on or prior to the Issuance Date with respect to such Series, Schedule II hereto and Exhibit B-5 to the Indenture shall be supplemented to incorporate appropriate information regarding such Initial Series D Noteholders and such Series D Notes and, upon receipt by Owner of the purchase price therefor and subject to appropriate conditions precedent, Owner shall issue, pursuant to Article 2 of the Indenture, the Series D Equipment Notes to the Initial Series D Noteholders.

                  (c) The closing (the "Closing") of the issuance of the Series A-1, Series A-2, Series B and Series C Equipment Notes described in this Agreement shall take place at the offices of Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle St., Chicago, Illinois, at 10:00 a.m. (Chicago time) on the Closing Date, or at such other place as the parties hereto may agree.

                  (d) All payments pursuant to this Section 1 shall be made in immediately available funds to such accounts and at such banks as the parties hereto shall designate in writing not less than one Business Day prior to the Closing Date.

                  (e) Owner may elect to postpone the issuance of a series of Equipment Notes pursuant to Section 2.02(b) of the Pass Through Trust Agreement.

                  (f) In order to facilitate the transactions contemplated hereby, the Owner has entered into the Note Purchase Agreement, and, subject to the terms and conditions hereof, the Owner will enter into each of the Pass Through Trust Agreements and will undertake to perform certain administrative and ministerial duties under such Pass Through Trust Agreements.

                  SECTION 3. Equipment Notes. On the Closing Date, the Owner shall execute, and the Indenture Trustee shall authenticate and deliver to the applicable Noteholder, an Equipment Note of such Series in the principal amount and bearing the interest rate set forth opposite the name of such Noteholder on
Schedule II hereto. Subject to the terms hereof, of the

                                        [Participation Agreement (2000-2 747-1)]

Pass Through Agreements and of the other Operative Agreements, all such Equipment Notes shall be dated and authenticated as of the Closing Date (and shall bear interest therefrom), shall be registered in such names as shall be specified by the Noteholder and shall be paid in the manner and at such places as are set forth in the Indenture.

                  SECTION 4. Conditions. (a) Conditions Precedent. The obligations of each Pass Through Trustee to make the payment described in
Section 2(a)(i), are subject to the satisfaction (or waiver) prior to or on the Closing Date of the conditions specified in Section 3 of the Note Purchase Agreement.

                  (b) Conditions Precedent to the Obligations of Owner. It is agreed that the obligations of Owner to participate in the transactions contemplated hereby and to enter into the Operative Documents to which it is a party are all subject to the fulfillment to the satisfaction (or waiver) of Owner prior to or on the Closing Date of the conditions set forth in Section 3(b) of the Note Purchase Agreement and the following conditions precedent:

                           (i) The representations and warranties of the Indenture Trustee, the Pass Through Trustees and the Subordination Agent contained in Section 6 hereof shall be true and accurate as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Owner shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Pass Through Trustees and the Subordination Agent, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Pass Through Trustees and the Subordination Agent, respectively.

                           (ii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                           (iii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Owner, would make it a violation of law or regulations for Owner to enter into any transaction contemplated by the Operative Documents.

                                        [Participation Agreement (2000-2 747-1)]

                  SECTION 5. Owner's Representations, Warranties and Indemnities. (a) Representations and Warranties. Owner represents and warrants to the Indenture Trustee, the Pass Through Trustees and the Liquidity Provider that as of the Closing Date:

                           (i) Owner is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is a Citizen of the United States and a Certificated Air Carrier; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007; is duly qualified to do business as a foreign corporation in each jurisdiction in which it has intrastate routes or has its principal office or a major overhaul facility, except where the failure to be so qualified would not have a material adverse effect on the ability of Owner to perform its obligations under the Owner Documents (as defined below); holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Owner to carry on scheduled passenger service, in each case as presently conducted, and has the corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the initial Indenture Supplement, the Equipment Notes, the Pass Through Trust Agreements and all other documents executed by Owner in connection herewith or therewith (collectively, the "Owner Documents");

                           (ii) the execution, delivery and performance by Owner of the Owner Documents have been duly authorized by all necessary corporate action on the part of Owner, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Owner except such as have been duly obtained, and none of the execution, delivery and performance by Owner of such Owner Documents contravenes any law, judgment, governmental rule, regulation or order binding on Owner or the certificate of incorporation or by-laws of Owner or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Owner under: (x) its certificate of incorporation or bylaws; or (y) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Owner is a party or by which it or its properties may be bound or affected, unless such contravention, default or Lien pertains to an agreement of the type listed in clause (y) of this Section and, individually or in the aggregate, would be reasonably unlikely to have a material adverse effect on the ability of the Owner to perform its obligations under the Owner Documents;

                           (iii) neither the execution and delivery by Owner of the Owner Documents nor the performance by Owner of its obligations thereunder require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state, local or foreign government authority or

                                        [Participation Agreement (2000-2 747-1)]

         agency, except for (A) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (B) the registrations and filings referred to in Section 5(a)(v), (C) authorizations, consents, approvals, actions, notices and filings required to be obtained, taken, given or made which have been duly obtained and are in full force and effect or the failure of which to obtain, take, give or make would not be reasonably likely to have a material adverse effect on the financial condition, properties or results of operations of the Owner or on the ability of the Owner to perform its obligations under the Owner Documents, (D) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Closing Date, and (E) the recordings with the FAA described in the opinion referred to in Section 4(a)(ix);

                           (iv) each of the Owner Documents has been duly executed and delivered by Owner and constitutes legal, valid and binding obligations of Owner enforceable against Owner in accordance with the terms thereof, except as the same may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) by general principles of equity, whether considered in a proceeding at law or in equity, (c) in the case of indemnity provisions contained in such documents, public policy considerations, and (d) in the case of the Indenture, applicable laws which may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for practical realization of the benefits intended to be afforded thereby;

                           (v) except for (A) the filing for recording pursuant to the Federal Aviation Act of the Indenture and the Indenture Supplement attached thereto and made a part thereof, (B) the taking of possession by the Indenture Trustee of the original counterparts of the Indenture and the Indenture Supplement attached thereto, (C) the registration of the Aircraft with the FAA pursuant to the Federal Aviation Act in the name of the Owner, (D) the affixation of the nameplates referred to in Section 4.01(c) of the Indenture and (E) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois, no further action, including any filing or recording of any document is necessary or advisable in order to perfect the security interest in favor of the Indenture Trustee in the Owner's interest in the Aircraft in any applicable jurisdiction in the United States and, on the Closing Date, after giving effect to such filings, the Indenture Trustee will have a duly perfected first priority security interest in all of Owner's right, title and interest in and to the Aircraft, subject only to Permitted Liens;

                                        [Participation Agreement (2000-2 747-1)]

                           (vi) there has not occurred any event which constitutes an Indenture Default or an Indenture Event of Default which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss with respect to the Airframe or any Engine;

                           (vii) the Owner has good and marketable title to the Aircraft, free and clear of all Liens, other than Permitted Liens, and the FAA Bill of Sale conveying title to the Owner has been duly filed with the FAA;

                           (viii) neither Owner nor anyone acting on behalf of Owner has offered any interest in any Pass Through Certificate or any Equipment Note in a manner which would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof;

                           (ix) the Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect;

                           (x) neither Owner nor any subsidiary of Owner is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xi) except for the proceedings described in the discussion of Legal Proceedings in Owner's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequently filed Form 10-Qs filed prior to the Closing Date, there are no pending or, to the knowledge of Owner, threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the ability of Owner to perform its obligations under the Owner Documents or that seek to set aside, restrain, enjoin or prevent the consummation of this Agreement, the other Fundamental Documents or the transactions contemplated hereby or thereby;

                           (xii) none of the proceeds from the issuance of the Equipment Notes will be used directly or indirectly by Owner to purchase or carry any "margin stock" as such term is defined in Regulation T or U of the Board of Governors of the Federal Reserve System;

                           (xiii) Owner agrees to give each of the Indenture Trustee and the Pass Through Trustees at least 30 days' prior written notice of any relocation of its chief executive office from its present location;

                                        [Participation Agreement (2000-2 747-1)]

                           (xiv) the Indenture Trustee, as a secured party under the Indenture (for the benefit of the Noteholders), is entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the Aircraft;

                           (xv) the statements of financial position of Owner as of December 31, 1999 and June 30, 2000 and the related statements of earnings and cash flow of Owner for the year and six months then ended, fairly present the financial condition of Owner as at such dates and the results of operations and cash flow of Owner for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and subject in the case of the June 30, 2000 statements, to normal year-end audit adjustments, and since June 30, 2000, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Owner or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Owner.

                  (b) General Indemnity. Owner hereby agrees to indemnify, on an after-tax basis, each Indemnitee against, and agrees to protect, save and keep harmless and shall pay on demand each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or the Pass Through Trust Agreements are consummated), any and all Expenses and Taxes imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) the Operative Documents and any Permitted Lease, or the enforcement of any of the terms of any thereof; or (B) the manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; or (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, disposition, registration, reregistration or airworthiness of the Aircraft (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; or (D) the offer, sale, holding, transfer or delivery of the Equipment Notes or the Pass Through Certificates, whether before, on or after the applicable Issuance Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); or (E) the Pass Through Documents and each Pass Through Trust Agreement (and any amendments thereto), or the enforcement of any of the terms of any thereof; provided, with respect to an Indemnitee, that the foregoing indemnity shall not extend to any Expense to the extent resulting from or arising out of one or more of the following:

                                        [Participation Agreement (2000-2 747-1)]

                                    (1) any representation or warranty by such
                  Indemnitee or any Related Indemnitee (as defined below) thereof in any Fundamental Documents being incorrect; or

                                    (2) the failure by such Indemnitee or any
                  Related Indemnitee thereof to perform or observe any agreement, covenant or condition in any of the Fundamental Documents; or

                                    (3) the willful misconduct or the gross
                  negligence of such Indemnitee or any Related Indemnitee thereof (other than gross negligence imputed to such Indemnitee or any Related Indemnitee thereof solely by reason of its interest in the Aircraft); or

                                    (4) a disposition (voluntary or involuntary)
                  by such Indemnitee of all or any part of its interest in any Equipment Note or any of all or any part of its interest in the Fundamental Documents, other than during the continuance of an Indenture Event of Default or in connection with the exercise of remedies under any Fundamental Documents or pursuant to the exercise by Owner of its option to redeem or refinance the Equipment Notes; or

                                    (5) any Tax; provided, however, this Clause
                  (5) shall not apply to (A) Taxes taken into consideration in making any payments on an after-tax basis or (B) any license, documentation, registration or filing fees imposed upon or in connection with the execution, delivery, registration or filing of the Indenture; or

                                    (6) in the case of the Indenture Trustee in
                  its individual capacity, any Expense to the extent attributable to the failure of the Indenture Trustee to distribute funds received and distributable by it in accordance with the Indenture, (B) in the case of the Subordination Agent in its individual capacity, any Expense to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, or (C) in the case of any Pass Through Trustee in its individual capacity, any Expense to the extent attributable to the failure of such Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreement to which it is a party; or

                                    (7) other than during the continuation of an
                  Indenture Event of Default, the authorization or giving or withholding of any future amendments, supplements, waivers or consents by such Indemnitee or any Related Indemnitee thereof with respect to any of the Fundamental Documents unless such amendments, supplements, waivers or consents are requested by Owner or are

                                        [Participation Agreement (2000-2 747-1)]

                  required pursuant to the terms of the Fundamental Documents (unless the same results from the actions of such Indemnitee or Related Indemnitee); or

                                    (8) except to the extent attributable to
                  acts or events occurring on or prior thereto, acts or events which occur after the termination of the Indenture in accordance with Section 10.01 thereof; or

                                    (9) any Expense to the extent attributable
                  to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in the Aircraft, any Equipment Note, any Pass Through Certificate or any similar interest in violation of the Securities Act, other applicable federal, state or foreign securities laws or any other law on or prior to the applicable Issuance Date; or

                                    (10) any Expense or other amount which such
                  Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner; or

                                    (11) any Expense that is an ordinary and
                  usual operating or overhead expense; or

                                    (12) any Expense resulting from any Lien on
                  the Aircraft which such Indemnitee or any of its Related Indemnitees is required to discharge under the Fundamental Documents;

                                    (13) activities or transactions of such
                  Indemnitee not arising out of or resulting form, or attributable to the transactions contemplated by the Fundamental Documents;

                                    (14) Expenses under Clauses (D) or (E)
                  hereof to the extent such Expenses exceed the Owner's Pro Rata Share of such Expenses; or

                                    (15) if such Indemnitee shall be a
                  Noteholder or any Related Indemnitee, for any Expense incurred by or asserted against such Indemnitee as a result of any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

                  For purposes of this Section 5(b), if such Indemnitee is a Pass Through Trustee, the Subordination Agent or the Indenture Trustee or a director, officer, employee, agent, servant or Affiliate of any thereof, a Person shall be considered a "Related Indemnitee" with respect to any such Person if such Person is a Pass Through Trustee, the Subordination Agent or the Indenture Trustee or a director, officer, employee, agent, servant or Affiliate of any thereof.

                                        [Participation Agreement (2000-2 747-1)]

                  For purposes of this Section 5(b), "Owner's Pro Rata Share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Notes" (as such term is defined in the Intercreditor Agreement).

                  Notwithstanding clause 5(b)(5) above, Owner further agrees that any payment or indemnity pursuant to this Section 5(b) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually realized by such recipient resulting from the accrual or payment of such Expense.

                  Nothing in this Section 5(b) shall be construed as a guaranty by Owner of payments due pursuant to the Pass Through Certificates or of the residual value of the Aircraft.

                  If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to provide such notice shall not release Owner from any of its obligations to indemnify hereunder except to the extent that such failure results in an additional Expense to Owner (in which case Owner shall not be responsible for such additional Expense) or Owner is prejudiced in the conduct of or precluded from conducting a meritorious contest of such claim; provided further that no payment by Owner to an Indemnitee pursuant to this Section 5(b) shall be deemed to constitute a waiver or release of any right or remedy which the Owner may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Owner such notice. Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Fundamental Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) an Indenture Event of Default shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Indenture Estate or any part thereof unless Owner shall have

                                        [Participation Agreement (2000-2 747-1)]

posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the reasonable judgment of the Indemnitee, entail any risk of criminal liability. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions; provided, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

                  The Indemnitee shall supply Owner, at Owner's expense, with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this Section 5(b). In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense (i) unless (x) the Indemnitee has given Owner at least 30 days' prior written notice of the nature and scope of the proposed settlement or compromise and (y) such Indemnitee has received Owner's prior written consent, which consent shall not be unreasonably withheld or delayed, or (ii) unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 5(b).

                  The Owner shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 5(b).

                  Upon payment of any Expense pursuant to this Section 5(b), Owner, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 9.06 of the Indenture. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner or its insurers to permit Owner or its insurers to pursue such claims, if any, to the extent reasonably requested by Owner.

                  In the event that Owner shall have paid an amount to an Indemnitee pursuant to this Section 5(b), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay Owner an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (II) any tax benefit realized by such Indemnitee as a result of any payment to Owner hereunder; provided, however, that (x) such amount attributable to (I) above shall not be in excess of the amount of such Expense payment made by Owner plus interest received attributable thereto and (y) any amount which is payable to Owner by any Person pursuant to this Section 5(b) shall not be paid to Owner if an Indenture Default under Section 8.01(a), (e) or (f) of the Indenture or an Indenture Event of Default shall have occurred and be continuing or if any payment is due and owing by Owner to such Person hereunder or under any other Operative Document. Any such amount shall be held by such Person (the Owner hereby granting a security interest in such amount to such Person) and, during

                                        [Participation Agreement (2000-2 747-1)]

the continuance of such Indenture Default or Indenture Event of Default, shall be applied against Owner's obligations hereunder to such Person as and when due. At such time as there shall not be continuing any such Indenture Default or Indenture Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Owner to the extent not previously applied in accordance with the immediately preceding sentence.

                  Owner's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Owner pursuant to any provision of this Agreement may proceed directly against Owner without first seeking to enforce any other right of indemnification.

                  (c) Withholding. If Owner advises the Indenture Trustee and the relevant Noteholder in writing that interest on its Equipment Notes is subject to United States withholding tax, then the Indenture Trustee shall withhold as provided in Section 2.10 of the Indenture.

                  SECTION 6.  Representations, Warranties and Covenants.

                  (a) So long as the Lien of the Indenture shall not have been discharged and no Indenture Default under Section 8.01(a), (e) or (f) of the Indenture or any Indenture Event of Default shall have occurred or be continuing, the Owner may, at its own cost and expense and without the consent of the Indenture Trustee or any other Person, cause such Aircraft to be appropriately re-registered in the name of the Owner (or, if appropriate, in the name of any Permitted Lessee as "lessee") under the laws of (i) any country listed on Exhibit F to the Indenture with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date (a "Scheduled Country"), or (ii) any other country, in each case subject to the provisions hereof.

                  Prior to any such re-registration under the laws of a Scheduled Country, the Indenture Trustee shall have received a favorable opinion of counsel addressed to it to the effect that (i) the laws of the new country of registration will recognize the Owner's right of ownership with respect to the Aircraft and will give effect to the Lien and security interest created by the Indenture and (ii) the Indenture and the Indenture Trustee's Lien and right to repossession thereunder is valid and enforceable under the laws of such country.

                  Prior to any such re-registration under the laws of any country other than the U.S. or a Scheduled Country, the Indenture Trustee shall have received a favorable opinion of counsel in the new jurisdiction of registry covering the matters set forth in the preceding paragraph and to the effect that
(A) the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Indenture Trustee to register or

                                        [Participation Agreement (2000-2 747-1)]

qualify to do business in such jurisdiction, (C) that there is no tort liability of the lender of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such lender under the laws of the United States or any state thereof (it being understood that, such opinion shall be waived if insurance reasonably satisfactory to Indenture Trustee is provided, at Owner's expense, to cover such risk), and (D) (unless Owner shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into U.S. Dollars for the loss of use or title of the Aircraft in the event of the requisition by such government of such use or title.

                  In connection with any such re-registration, the Owner shall, at its cost and to the extent permitted by the laws of such country, cause the interests of the Indenture Trustee in the Aircraft to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as provided herein, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to establish the Indenture Trustee's interest in and to such Aircraft as against the Owner, any Permitted Lessee or any third parties in such jurisdiction.

                  The Indenture Trustee shall execute and deliver all such documents as the Owner may reasonably request and otherwise cooperate with the Owner for the purpose of effecting, continuing or (as provided in this Section 6(a)) changing the registration of the Aircraft.

                  The Owner shall pay all reasonable fees and expenses on an after-tax basis of the Indenture Trustee in connection with any change of registry of the Aircraft.

                  (b) State Street, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee, the Subordination Agent or any Pass Through Trustee not related to its interest in the Aircraft or the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee, the Subordination Agent or any Pass Through Trustee not permitted by, or failure of the Indenture Trustee, the Subordination Agent or any Pass Through Trustee to take any action required by, the Fundamental Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee, the Subordination Agent or any Pass Through Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by
Section 5(b) pursuant to said Section 5(b), or (iv) claims against the Indenture Trustee, the Subordination Agent or any Pass Through Trustee arising out of the transfer by any such party of all or any portion of its interest in

                                        [Participation Agreement (2000-2 747-1)]

the Aircraft, the Indenture Estate or the Fundamental Documents other than a transfer of the Aircraft pursuant to Article 5 or 8 of the Indenture.

                  (c) State Street, in its individual capacity and as Indenture Trustee, Subordination Agent and Pass Through Trustee as provided below, represents to the Owner and the Liquidity Provider as follows:

                           (i) it is a Citizen of the United States, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in
         Section 9.07 of the Indenture if it should cease to be a Citizen of the United States;

                           (ii) it is a national banking association and has the full corporate power, authority and legal right under the laws of the United States of America to enter into and perform its obligations under the Fundamental Documents to which it is a party (the "State Street Documents") and, in its capacity as Indenture Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates;

                           (iii) the State Street Documents, and the authentication of the Equipment Notes and the Pass Through Certificates have been duly authorized by all necessary corporate action on the part of State Street, the Indenture Trustee, the Subordination Agent and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and neither the execution (or, in the case of the Equipment Notes and the Pass Through Certificates, the authentication) and delivery thereof in any such capacity nor the performance by it in any such capacity of any of the terms and provisions thereof will violate any federal or Connecticut law or regulation relating to the banking or trust powers of State Street or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which State Street, the Indenture Trustee, the Subordination Agent or the Pass Through Trustee is a party or by which it or its properties may be bound or affected;

                           (iv) each of the State Street Documents has been duly executed (or, in the case of the Equipment Notes and the Pass Through Certificates, authenticated) and delivered by State Street, the Indenture Trustee, the Subordination Agent and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto (other than State Street, the Indenture Trustee, the Subordination Agent and the relevant Pass Through Trustee), is the legal, valid and binding obligation of State Street, the Indenture Trustee, the Subordination Agent and the relevant Pass Through Trustee, as

                                        [Participation Agreement (2000-2 747-1)]

         it shall be a party thereto in any such capacity, enforceable against it in accordance with its terms;

                           (v) neither the execution (or, in the case of the Equipment Notes and the Pass Through Certificates, the authentication) and delivery by State Street, the Indenture Trustee, the Subordination Agent or any Pass Through Trustee, as it is a party in any such capacity to any of the State Street Documents, nor the consummation by it in any such capacity of any of the transactions contemplated hereby, by the Indenture, by the Pass Through Trust Agreements, by the Equipment Notes or by the Pass Through Certificates requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Connecticut state or federal governmental authority or agency regulating the banking, trust or fiduciary powers of State Street;

                           (vi) there are no Taxes payable by State Street, the Indenture Trustee, the Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution (or, in the case of the Equipment Notes and the Pass Through Certificates, the authentication) and delivery by it as a party in any such capacity to any State Street Document or the performance by it as a party in any such capacity of any State Street Document (other than franchise or other taxes based on or measured by any fees or compensation received by State Street, the Indenture Trustee, the Subordination Agent or any Pass Through Trustee, as the case may be, for services rendered in connection with the transactions contemplated thereby), and there are no Taxes payable by State Street, the Indenture Trustee, the Subordination Agent or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by a Pass Through Trustee for services rendered in connection with the transactions contemplated by the respective Pass Through Trust Agreement);

                           (vii) there are no pending or threatened actions or proceedings against any of State Street, the Indenture Trustee, the Subordination Agent or the Pass Through Trustees before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of State Street, the Indenture Trustee, the Subordination Agent or the Pass Through Trustees to perform its obligations as a party in any such capacity under any State Street Document;

                           (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither

                                        [Participation Agreement (2000-2 747-1)]

         State Street nor any Pass Through Trustee has directly or indirectly offered any Equipment Note or Pass Through Certificate for sale to any Person, or solicited any offer to acquire any Equipment Note or Pass Through Certificate from any Person, and neither State Street nor any Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note or Pass Through Certificate for sale to any Person, or to solicit any offer to acquire any Equipment Note or Pass Through Certificate from any Person, and no Pass Through Trustee is in default under any respective Pass Through Trust Agreement;

                           (ix) on the Closing Date there shall be no Liens attributable to State Street in respect of all or any part of the Indenture Estate; and

                           (x) the Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the applicable Pass Through Trustee, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in each Pass Through Trust Agreement, the disposition by it of its Equipment Notes shall at all times be within its control.

                           (xi) Each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee covenants and agrees that, so long as no Indenture Event of Default shall have occurred and be continuing and the Owner has not been duly declared in default, that such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with the Owner's continued possession, use and operation of, and quiet enjoyment of, the Aircraft.

                           (xii) Each of the Indenture Trustee, the Pass Through Trustee and the Subordination Agent agrees that it will not transfer any Equipment Note (or any part thereof) to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase and holding of such Equipment Note (or any part thereof) constitutes assets of any "employee benefit plan" or that such purchase and holding will not result in a non-exempt prohibited transaction (under Section 4975 of the Code and Section 406 of ERISA).

                  (d) [Intentionally Omitted].

                  (e) The Pass Through Trustee covenants and agrees that it shall not cause or permit to exist a Lien attributable to it with respect to the Aircraft. The Pass Through Trustee agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Lien attributable to it. The Pass Through Trustee agrees to make restitution to Owner for any actual diminution of the assets of Owner resulting from such Lien attributable to it.

                                        [Participation Agreement (2000-2 747-1)]

                  (f) State Street, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Liens attributable to it with respect to the Indenture Estate. State Street, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Liens. State Street, in its individual capacity, agrees to make restitution to Owner for any actual diminution of the assets of the Indenture Estate resulting from such Liens.

                  (g) The Pass Through Trustee hereby represents, warrants and agrees that it shall not transfer any interest in any Equipment Note unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Owner) to make the representations contemplated to be made by the Pass Through Trustee in this Agreement and to be bound by the terms of this Agreement and the Indenture.

                  (h) So long as the Lien of the Indenture shall not have been discharged in accordance with the terms thereof, the Owner will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

                           (i) the corporation formed by such consolidation or into which Owner is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Owner as an entirety (the "Successor") shall be a Citizen of the United States and shall be a Certificated Air Carrier;

                           (ii) the Successor shall execute and deliver to the Indenture Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Indenture Trustee containing an assumption by such Successor of the due and punctual performance and observance of each covenant and condition of the Owner Documents to be performed or observed by Owner;

                           (iii) immediately after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing; and

                           (iv) Owner shall have delivered to the Indenture Trustee a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Owner, and an opinion of counsel (which may be Owner's General Counsel) reasonably satisfactory to the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 6(d) and that all conditions precedent herein provided for in this Section 6(d) relating to such transaction have been complied with.

                  Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Owner as an entirety in accordance with this Section 6(h), the

                                        [Participation Agreement (2000-2 747-1)]

Successor shall succeed to, and be substituted for, and may exercise every right and power of, Owner under the Owner Documents with the same effect as if such Successor had been named as Owner herein and therein. Nothing contained herein shall permit any lease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Indenture.

                  (i) So long as the Lien of the Indenture shall not have been discharged in accordance with the terms thereof, the Owner covenants and agrees with the Indenture Trustee as follows:

                           (i) Owner will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Indenture Trustee shall reasonably require for accomplishing the purposes of this Agreement and the other Fundamental Documents; provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Fundamental Documents; and

                           (ii) Owner, at its expense, will cause the Indenture and all supplements and amendments to the Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law.

                  (j) The parties hereto agree that in any case where Owner is required to deliver legal opinions to any party pursuant to any Operative Document, such legal opinions may in all cases be subject to such exceptions, assumptions, qualifications and/or reservations for that relevant jurisdiction that are considered acceptable in international aircraft finance transactions, but shall nonetheless be considered sufficient to satisfy Owner's obligations to deliver such legal opinions.

                  SECTION 7. Other Documents. So long as the Lien of the Indenture has not been terminated, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee hereby agree for the benefit of Owner that without Owner's consent, each such party will not amend any other provision of any Fundamental Document in a manner adversely affecting Owner. Each of the Indenture Trustee, the Subordination Agent and the Pass Through Trustee agree to promptly furnish to Owner copies of any supplement, amendment, waiver or modification of any of the Fundamental Documents to which Owner is not a party. The Pass Through Trustee agrees that it will not take any action in respect of the Indenture Estate except through the Indenture Trustee pursuant to the Indenture or as otherwise permitted by the Indenture.

                  SECTION 8. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any

                                        [Participation Agreement (2000-2 747-1)]

party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (with a copy of such notice to follow by registered or certified mail or by prepaid courier), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or received or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 8(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Owner, the Indenture Trustee, the Pass Through Trustees or the Subordination Agent, to the respective addresses set forth on Schedule I hereto or (B) if to any subsequent Noteholder addressed to such Noteholder at its address set forth in the Register maintained pursuant to Section 2.03 of the Indenture.

                  (b) EACH PARTY TO THIS AGREEMENT (INCLUDING EACH NOTEHOLDER) (INDIVIDUALLY A "PARTY" AND COLLECTIVELY "PARTIES") IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY OTHER PARTY, WHICH ARISES SOLELY OUT OF OR RELATES SOLELY TO THE FUNDAMENTAL DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY DOCUMENT REFERRED TO HEREIN OR THEREIN, MAY BE INSTITUTED IN THE CIRCUIT COURT OF THE STATE OF ILLINOIS, COOK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND THAT THEY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDING; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS SHALL NOT APPLY TO THIRD PARTY TORT CLAIMS (BUT SHALL APPLY TO AN INDEMNITY CLAIM WITH RESPECT TO SUCH TORT CLAIM) AND THAT THE FOREGOING SHALL NOT APPLY TO ANY RIGHT A PARTY MAY HAVE TO SEEK REMOVAL OF SUCH LEGAL SUIT, ACTION OR PROCEEDING TO FEDERAL COURT OR TO SEEK CONSOLIDATION OF ANY SEPARATE LEGAL SUITS, ACTIONS OR PROCEEDINGS BROUGHT BY ANY ONE OR MORE OF THE OTHER PARTIES IN THE SAME OR DIFFERENT JURISDICTIONS. Each Party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is improper, or that this Agreement or any other Fundamental Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may be enforced in such courts. The agreement set forth in this Section 8(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

                  SECTION 9. Miscellaneous. (a) Each of the Pass Through Trustees and, by its acceptance of an Equipment Note, each subsequent Noteholder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Indenture Trustee under the terms of the Indenture.

                                        [Participation Agreement (2000-2 747-1)]


                  (b) The representations, warranties, indemnities and agreements of Owner, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent and the Noteholders provided for in this Agreement, and Owner's, Indenture Trustee's, the Pass Through Trustees', the Subordination Agent's and the Noteholders' obligations under any and all thereof, shall survive the issuance of the Equipment Notes and the Pass Through Certificates or the transfer of any interest by any Noteholder in any Equipment Note or the Indenture Estate and the expiration or other termination of this Agreement or any other Fundamental Document.

                  (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Owner and the Indenture Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Owner, the Pass Through Trustee, the Subordination Agent, the Indenture Trustee, the Liquidity Provider and the Noteholders. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Agreement is being delivered in the State of Illinois.



                                  *     *     *

                                        [Participation Agreement (2000-2 747-1)]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 UNITED AIR LINES, INC.,
                                   Owner


                                 By: /s/ JEFFREY T. KAWALSKY
                                     ------------------------------------------
                                 Title: ASSISTANT TREASURER
                                        ---------------------------------------


                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT,
                                 NATIONAL ASSOCIATION,
                                    as Indenture Trustee


                                 By: /s/ RUTH A. SMITH
                                     ------------------------------------------
                                 Title: VICE PRESIDENT
                                        ---------------------------------------

                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT,
                                 NATIONAL ASSOCIATION,
                                 in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements


                                 By: /s/ RUTH A. SMITH
                                     ------------------------------------------
                                 Title: VICE PRESIDENT
                                        ---------------------------------------

                                        [Participation Agreement (2000-2 747-1)]


                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT,
                                 NATIONAL ASSOCIATION,
                                 as Subordination Agent


                                 By: /s/ RUTH A. SMITH
                                     ------------------------------------------
                                 Title: VICE PRESIDENT
                                        ---------------------------------------

                                        [Participation Agreement (2000-2 747-1)]

                                   SCHEDULE I

                               NAMES AND ADDRESSES

OWNER:

Address for Notices:

         If by U.S. Mail
         United Air Lines, Inc.
         P.O. Box 66100
         Chicago, Illinois 60666

         Attn:  Assistant Treasurer
         Telecopy:  (847) 700-7117

         If by Overnight Delivery Service
         United Air Lines, Inc.
         1200 East Algonquin Road
         Elk Grove Township, IL 60007

         Attn:  Assistant Treasurer
         Telecopy:  (847) 700-7117

PASS THROUGH TRUSTEE:

Address for Notices:

         State Street Bank and Trust
         Company of Connecticut, National Association
         225 Asylum Street
         Goodwin Square
         Hartford, Connecticut 06103

         Attn:  Corporate Trust Division
         Telecopy:  (860) 244-1881

                                        [Participation Agreement (2000-2 747-1)]

SUBORDINATION AGENT:

Address for Notices:

         State Street Bank and Trust
         Company of Connecticut, National Association
         225 Asylum Street
         Goodwin Square
         Hartford, Connecticut 06103

         Attn:  Corporate Trust Division
         Telecopy:  860-244-1881

Address for Payments:

         State Street Bank and Trust Company
         of Connecticut, National Association
         ABA:  011000028
         Attn: John G. Correia, Corporate Trust Department
         Acct: 99039901
         Ref:  United EETC (2000-2 747-1)

                                        [Participation Agreement (2000-2 747-1)]

                                        [Participation Agreement (2000-2 747-1)]

                                  SCHEDULE III

                  DESCRIPTION OF PASS THROUGH TRUST AGREEMENTS


United Air Lines, Inc. 2000-2A-1 Pass Through Trust Agreement

United Air Lines, Inc. 2000-2A-2 Pass Through Trust Agreement

United Air Lines, Inc. 2000-2B Pass Through Trust Agreement

United Air Lines, Inc. 2000-2C Pass Through Trust Agreement




                                      III-1